UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2013
VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)
04-3692546
(IRS Employer Identification No.)
2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)
408-232-7800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c), (e) On March 11, 2013, VeriFone Systems, Inc. (the "Company") announced that its Board of Directors has appointed Richard A. McGinn, the Chairman of the Company's Board, as the Company's interim Chief Executive Officer, such appointment to take effect March 12, 2013. Mr. McGinn replaces Douglas G. Bergeron, who resigned as the Company's Chief Executive Officer and as a member of the Board of Directors effective March 12, 2013. In connection with his appointment as interim CEO, Mr. McGinn stepped down as Chairman of the Board of Directors and the Company's Board of Directors appointed Dr. Leslie G. Denend, a member of the Company's Board of Directors, as interim Chairman. A copy of the Company's press release is furnished hereto as Exhibit 99.1.

In connection with his resignation, Mr. Bergeron and the Company entered into a Letter Agreement, dated March 11, 2013 (the "Letter Agreement"). Under the Letter Agreement, Mr. Bergeron's resignation will be deemed to be a termination without Cause (within the meaning of Mr. Bergeron's employment agreement, dated as of April 8, 2009 (the "Employment Agreement")) and for purposes of Mr. Bergeron's outstanding equity-based awards. Under the Employment Agreement, the Company's Board of Directors has the option to extend the noncompetition period provided for in the agreement beyond the one year initial term for an additional one year period by agreeing to pay Mr. Bergeron an additional year's severance. The Company's Board of Directors has exercised this option. Accordingly, Mr. Bergeron's total cash severance will equal $1,000,000 per year, payable in equal installments on the Company's regular salary payment dates through the second anniversary of Mr. Bergeron's separation from the Company. The Company has agreed that notwithstanding the terms of the Employment Agreement, severance amounts payable following Mr. Bergeron's separation will not be reduced by the amount of any compensation Mr. Bergeron receives with respect to any other employment during such period. Under the terms of the Employment Agreement, Mr. Bergeron will also be entitled to continuation of medical benefits on substantially the same terms as in effect immediately prior to his separation from the Company. With respect to Mr. Bergeron's outstanding equity-based awards that have not yet vested as of March 12, 2013, Mr. Bergeron will continue to vest in those awards (other than equity-based awards that vest based on achievement of pre-established performance goals, which will cease to vest as of March 12, 2013), as if Mr. Bergeron remained employed by the Company until March 12, 2014, subject to compliance with Mr. Bergeron's post-termination obligations under the Employment Agreement. Any stock option that becomes vested during the additional vesting period set forth in the preceding sentence will be exercisable until the earlier to occur of 90 days following the first anniversary of Mr. Bergeron's separation from the Company and the original term of such stock option. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Employment Agreement was previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on April 9, 2009, and the foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

The term of Mr. McGinn's employment will continue until the earlier of (i) the date a new Chief Executive Officer commences employment or (ii) March 7, 2015, unless earlier terminated by Mr. McGinn or the Company. Mr. McGinn will receive cash compensation of $170,000 per month. As soon as practicable, Mr. McGinn will receive an upfront restricted stock unit ("RSU") grant with a grant date fair value of $1,500,000. Commencing on September 1, 2013 (provided that he is still serving as our interim CEO as of that date), Mr. McGinn will also receive an RSU grant on the first business day of each month during the remaining term of his interim employment as our interim CEO, with a grant date fair value of $250,000, with the actual number of RSUs calculated based on dividing the grant date fair value by the per RSU award fair value applicable on the grant date, provided that the Compensation Committee of the Board of Directors of the Company shall have the discretion, acting in good faith, to adjust the size of the monthly grants, in the event of a significant change in the grant date fair value on any particular grant date. In the event of an adjustment to the size of the award on any particular grant date, Mr. McGinn's cash compensation for that month will be adjusted upward, such that the sum of the grant date fair value of the RSU award and his cash compensation equals $420,000. Each award grant will vest on the earliest of (i) the date a new Chief Executive Officer commences with the Company, provided that he is still employed as the interim CEO as of such date, (ii) Mr. McGinn's death or disability (as defined in the Company's 2006 Equity Incentive Plan, as amended (the "2006 Plan")), (iii) the Company's termination of Mr. McGinn's employment other than for Cause (as defined in the 2006 Plan), (iv) Mr. McGinn's termination of employment due to the Company's breach of the terms of his letter agreement and (v) March 7, 2015, provided that he is still employed as the interim CEO as of such date. In the event sufficient shares of the Company's common stock are not available under the 2006 Plan for any of the monthly RSU grants, the Company will grant Mr. McGinn a comparable number of RSUs payable in cash, based on the fair market value of the Company's common stock as of the date of grant. Each of these awards will be granted under the 2006 Plan. The Company will provide Mr. McGinn with a furnished apartment located near the Company's San Jose offices. The Company will also reimburse Mr. McGinn for certain expenses attributable to commuting between Mr. McGinn's primary residence on the East Coast and the Company's offices in San Jose on a weekly basis. The foregoing is qualified in its entirety by reference to the Letter Agreement, dated as of March 14, 2013, by and among Mr. McGinn, the Company and VeriFone, Inc., a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Mr. McGinn, age 66, has served as a director since December 2008 and as non-executive Chairman of the Company's Board of Directors since June 27, 2012. Mr. McGinn has been a technology investor and Senior Advisor and general partner with RRE Ventures, an investment advisory and venture capital firm, for the past decade. Prior to that, Mr. McGinn acted as Chairman and CEO of Lucent Technologies Inc., a telecommunications equipment provider. Prior to Lucent, Mr. McGinn served in various executive level positions at AT&T, a telecommunications service provider. Mr. McGinn is a graduate of Grinnell College. Mr. McGinn is currently a member of the board of directors of American Express Co., a financial services company and Enpirion, a private power management semiconductor company.

Mr. McGinn has no reportable transactions under Item 404(a) of Regulation S-K and no family relationships reportable under Item 401(d) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

Mr. Bergeron will not be presenting at the Barclays 2013 Emerging Payments Forum on March 19, 2013 in New York, New York, as previously announced.

The information in this Form 8-K provided under Item 7.01 is furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated March 11, 2013, by and among VeriFone Systems, Inc., VeriFone, Inc. and Douglas G. Bergeron
10.2	Letter Agreement, dated March 14, 2013, by and among VeriFone Systems, Inc., VeriFone, Inc. and Richard A. McGinn
99.1	Press Release, dated March 11, 2013, issued by VeriFone Systems, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: March 15, 2013	By:	/s/ Albert Liu
	Name:	Albert Liu
	Title:	Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated March 11, 2013, by and among VeriFone Systems, Inc., VeriFone, Inc. and Douglas G. Bergeron
10.2	Letter Agreement, dated March 14, 2013, by and among VeriFone Systems, Inc., VeriFone, Inc. and Richard A. McGinn
99.1	Press Release, dated March 11, 2013, issued by VeriFone Systems, Inc.